Exhibit 10.1

AGREEMENT AND RELEASE

This AGREEMENT AND RELEASE, dated as of November 16, 2011 (this “Agreement”), is entered into by and among Conmed Healthcare Management, Inc., a Delaware corporation (the “Company”), Ayelet Investments LLC, a Delaware limited liability company (“Parent”), Ayelet Merger Subsidiary, Inc., a Delaware corporation (“Merger Subsidiary”), and James H. Desnick, M.D. (the “Guarantor”). Each of the foregoing are collectively referred to herein as the “Parties” and each individually as a “Party”. Capitalized terms used but not defined in this Agreement shall have the respective meanings given to them in the Merger Agreement (as defined below).

RECITALS

A. On July 11, 2011, Parent, Merger Subsidiary, and the Company executed an Agreement and Plan of Merger (the “Original Merger Agreement”), pursuant to which Merger Subsidiary would merge with and into the Company, with the Company surviving such merger

B. On October 24, 2011, Parent, Merger Subsidiary and the Company amended the Original Merger Agreement (the “Amendment”, and together with the Original Merger Agreement, the “Merger Agreement”).

C. On the date hereof, the Company has terminated the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties hereto hereby agree as follows:

AGREEMENT

1. Acknowledgment of Termination of Merger Agreement.  The Parties hereby acknowledge and agree that the Merger Agreement has been terminated effective as of the date hereof, and none of the provisions of the Merger Agreement shall be of any further force or effect as of such time, including, without limitation, provisions of the Merger Agreement which by their terms would otherwise have survived the termination of the Merger Agreement.

2. Termination of Other Transaction Documents. The Parties acknowledge that the Equity Financing Commitments, the Commitment Letters, dated as of July 11, 2011, between Parent and India Investment Company, a Delaware corporation, and Edward Heil, George Anthony and Donald Sanders (collectively, the “Investor Commitments”) and the Voting Agreements shall be automatically terminated effective as of the date hereof without further action on the part of the parties to the Equity Financing Commitments, the Investor Commitments and the Voting Agreements. The Parties further acknowledge that none of the provisions of the Equity Financing Commitments, the Investor Commitments and the Voting Agreements shall be of any further force or effect as of such time, including, without limitation, provisions of the Equity Financing Commitments, the Investor Commitments and the Voting Agreements, as the case may be, that by their terms would otherwise have survived the termination of the Equity Financing Commitments and the Voting Agreements, as the case may be.

3. Parent Termination Fee; Termination of Limited Guarantee.

(a) Parent Termination Fee. Promptly following the execution of this Agreement (and in any event no later than 3:00 p.m. EST on the first Business Day after the date hereof), Parent shall pay, or cause to be paid, to the Company $2,290,650 (the “Parent Termination Fee”) by wire transfer of immediately available funds to the account specified in Exhibit A hereto.

(b) Limited Guarantee. Effective immediately, the Parent Termination Fee shall be deemed to be the Guaranteed Obligation (as such term is defined in the Limited Guarantee). Effective immediately upon receipt of the Parent Termination Fee by the Company, the Limited Guarantee will automatically terminate (without further action on the part of the parties to the Limited Guarantee) and none of the provisions of the Limited Guarantee shall be of any further force or effect as of such time, including, without limitation, provisions of the Limited Guarantee that by their terms would otherwise have survived the termination of the Limited Guarantee.

4. Mutual Release; Covenant Not to Sue.

(a) Parent, Merger Subsidiary and the Guarantor, for and on behalf of themselves and the Ayelet Related Parties (as defined below), do hereby unequivocally release and discharge, and hold harmless, the Company and any of its former and current subsidiaries, equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees or any former or current stockholder, controlling person, director, managing director, officer, employee, general or limited partner, member, manager, family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, partnership, joint venture, member firm, limited liability company, corporation, parent, division, associated entity, principal, predecessor, predecessor-in-interest, successor, successor-in-interest, advisor, consultant, banker, entity providing any fairness opinion, underwriter, broker, dealer, lender, attorney, representative, accountant, insurer, co-insurer, reinsurer, associate agent or assignee of any of the foregoing (collectively, the “Company Related Parties”), from any and all past, present, direct, indirect, individual, class, representative, and derivative liabilities, actions, potential actions, causes of action, rights, losses, obligations, duties, costs, expenses, interest, penalties, sanctions, decrees, matters, cases, claims, suits, debts, dues, sums of money, attorney’s fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and damages of every kind and nature, in law, equity or otherwise, asserted or that could have been asserted, under federal, state, local, foreign, regulatory, statutory, or common law or rule (including but not limited to any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of the Company), known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, liquidated or not liquidated, fixed or contingent, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement (collectively, “Actions”), that in any way arises from or out of, are based upon, or are in connection with or relate in any way to or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly: (i) the Merger Agreement, the Equity Financing Commitments, the Investor Commitments, the Voting Agreements and the Limited Guarantee and the other agreements and documents contemplated hereby or thereby (collectively, the “Transaction Documents”), (ii) any breach, non-performance, action or failure to act under the Transaction Documents, (iii) the proposed Merger, including the events leading to the abandonment of the Merger and the termination of the Merger Agreement or any other Transaction Documents, (iv) any deliberations or negotiations in connection with the proposed Merger, (v) the consideration received by the Company’s stockholders in connection with the proposed Merger, and (vi) any SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the proposed Merger, including, without limitation, claims under any and all federal securities laws (including those within the exclusive jurisdiction of the federal courts) (collectively, the “Company Released Claims”); provided, however, that (A) no Party shall be released from any breach, non-performance, action or failure to act under this Agreement; (B) the parties to the Limited Guarantee shall not be released from any breach, non-performance, action or failure to act under the Limited Guarantee until the Limited Guarantee is terminated in accordance with Section 3(b) above; and (C) in any Action between any Ayelet Related Party (as defined below) and any financing sources of any Ayelet Related Party in which any Company Related Party is a party, the release in this Section 4(a) shall not apply to claims for contribution that Ayelet may have against any Company Related Party solely to the extent Ayelet incurs liability in connection with such Action.

(b) The Company, for and on behalf of itself and the Company Related Parties, does hereby unequivocally release and discharge, and hold harmless, Parent, Merger Subsidiary and the Guarantor and any of their respective subsidiaries, former and current equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, managing directors, general or limited partners or assignees or Financing Sources of the Guarantor (other than with respect to any counterclaim any Company Related Party may have against any Financing Sources of the Guarantor in any action not initiated by any Company Related Party), or any former or current stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, partnership, joint venture, member firm, limited liability company, corporation, parent, subsidiary, division, associated entity, principal, predecessor, predecessor-in-interest, successor, successor-in-interest, advisor, consultant, banker, entity providing any fairness opinion, underwriter, broker, dealer, lender, attorney, representative, accountant, insurer, co-insurer, reinsurer, associate, agent or assignee of any of the foregoing (collectively, the “Ayelet Related Parties” and together with the Company Related Parties, the “Related Parties”), from any and all past, present, direct, indirect, individual, class, representative, and derivative Actions, that in any way arises from or out of, are based upon, or are in connection with or relate to (i) the Transaction Documents and the Debt Financing Commitment, (ii) any breach, non-performance, action or failure to act under the Transaction Documents and the Debt Financing Commitment, (iii) the proposed Merger, including the events leading to the abandonment of the Merger and the termination of the Merger Agreement, any other Transaction Documents or the Debt Financing Commitment, (iv) any deliberations or negotiations in connection with the proposed Merger, (v) the consideration received by the Company’s stockholders in connection with the proposed Merger, and (vi) any SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the proposed Merger, including, without limitation, claims under any and all federal securities laws (including those within the exclusive jurisdiction of the federal courts)  (collectively, the “Ayelet Released Claims” and together with the Company Released Claims, the “Released Claims”); provided, however, that (A) no Party shall be released from any breach, non-performance, action or failure to act under this Agreement; (B) the parties to the Limited Guarantee shall not be released from any breach, non-performance, action or failure to act under the Limited Guarantee until the Limited Guarantee is terminated in accordance with Section 3(b) above; and (C) in any Action between any Ayelet Related Party and any financing sources of any Ayelet Related Party which any Company Related Party does not initiate but is made a party to, the release in this Section 4(b) shall not apply to claims for contribution that any Company Related Party may have against any Ayelet Related Party solely to the extent the Company Related Party incurs liability in connection with such Action.

(c) It is understood and agreed that, except as provided in the provisos to Section 4(a) and Section 4(b), the preceding paragraphs are a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of each of the Parties and their respective Related Parties relating to or arising out of the Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other.  In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(d) Except as provided in the proviso to Section 4(a) and Section 4(b), each Party, on behalf of itself and its respective Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 4 shall survive this Agreement indefinitely regardless of any statute of limitations.

5. Publicity and Disclosure. Any general notices, releases, statements or communications by any Party to the general public or the press relating to Transaction Documents, the participation or involvement of the Parties in the transactions contemplated by the Transaction Documents or the reasons for or any of the events or circumstances surrounding the termination of the transactions contemplated by the Merger Agreement shall be made only at such times and in such manner as may be mutually agreed upon by the Parties, except as otherwise required by law, rule or regulation (including, without limitation, any regulation of any self regulatory agency) (and in such case only after a reasonable attempt has been made to consult with the other Parties to this Agreement). Notwithstanding the foregoing, each of the Parties may disclose or respond to inquiries regarding the termination of the Transaction Documents in a manner that is fully consistent with, and does not go beyond the scope of, the content of the press release attached as Exhibit B hereto.

6. Non-Disparagement. Except as required by applicable law or the rules or regulations of any governmental authority, any self regulatory authority or by the order of any court of competent jurisdiction, each Party agrees that such Party shall not, directly or indirectly (through such Party’s Related Parties or otherwise), make, publish or cause to be made or published any statement or remark concerning the subject matter of the Transaction Documents, the participation or involvement of the Parties in the transactions contemplated by the Transaction Documents or the reasons for or any of the events or circumstances surrounding the termination of the transactions contemplated by the Merger Agreement that could reasonably be understood as disparaging the business or conduct of the other Parties or their respective Related Parties or as intended to harm the business or reputation of the other Parties or their respective Related Parties.

7. Confidentiality. Subject to Section 5, the Parties agree that, for a period of one year from the date hereof, the Parties shall not, at any time, disclose, or permit the disclosure by it or its Affiliates of, any information (written or oral and regardless of when furnished to or received by such Party) relating to the Transaction Documents, the participation or involvement of the Parties in the transactions contemplated by the Transaction Documents or the reasons for or any of the events or circumstances surrounding the termination of the transactions contemplated by the Merger Agreement (the “Confidential Information”); provided, however, that the restriction contained in this Section 7 shall not apply to (a) any information in the public domain other than by reason of unauthorized disclosure by the Party hereto agreeing to maintain such information in confidence, (b) any information that was received on a non-confidential basis from any third-party source, provided that such source is not known to the disclosing Party to be subject to a contractual, legal, fiduciary or other obligation of confidentiality with respect to such information or (c) any information that has been independently acquired or developed by the applicable Party without use of or reference to any confidential information. Notwithstanding the foregoing, each Party may disclose Confidential Information (i) if authorized to do so by the other Parties, which authorization shall not be unreasonably withheld, conditioned or delayed, (ii) if authorized or required to do so pursuant to Applicable Law, by a court of competent jurisdiction, by the rules of any stock exchange or other self regulatory organization or by another governmental authority and (iii) to its affiliates, stockholders, partners, members, directors, officers, employees, agents or advisers (collectively, “Representatives”) who needed or need to know such Confidential Information in connection with the involvement of the disclosing Party in the transactions contemplated by the Transaction Documents or their termination; provided that the disclosing Party shall be responsible for any actions taken by its Representatives that would be deemed a breach of this Agreement if the disclosing Party had taken such actions.

8. Representations of the Parties. Each Party, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a) This Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b) The execution and delivery of this Agreement by such Party do not, and the performance by such Party of the transactions contemplated by this Agreement do not: (i) conflict with, or result in a violation or breach of, any provision of its charter or bylaws (or equivalent organizational documents), (ii) conflict with, or result in any violation or breach of, or constitute (with our without notice of lapse of time, or both) a default under or require a consent or waiver under, any of the terms, conditions or provisions of any contractual restriction binding on such Party or affecting such Party or any of their assets; or (iii) conflict with or violate any order or judgment of any court or other agency of government applicable to such Party or any of its assets.

9. Notices.  All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent, Merger Subsidiary or the Guarantor, to:

c/o Medical Equity Dynamics, LLC
370 Ravine Drive
Highland Park, Illinois 60035
Attention: James H. Desnick, M.D.
Facsimile No.: (847) 433-8307
E-mail: jimd@mma40.com

with a copy to (which does not constitute notice):

Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
Attention:	Robert F. Wall
Brian M. Schafer
Facsimile No.: (312) 558-5700
E-mail:	rwall@winston.com
bschafer@winston.com

if to the Company, to:

Conmed Healthcare Management, Inc.
7250 Parkway Drive, Suite 400
Hanover, Maryland 21076
Attention: Chief Executive Officer
Facsimile No.: (410) 712-4760
E-mail: RTurner@conmed-inc.com

with a copy to (which does not constitute notice):

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: James A. Grayer, Esq.
Facsimile No.: (212) 715-8000
E-mail: jgrayer@kramerlevin.com

or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

10. Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

11. Amendments and Waiver. Except for the provisions of Section 4, any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

13. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

14. Jurisdiction.  Each of the Parties hereto (a) agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, (b) irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) agrees that service of process on such party as provided herein shall be deemed effective service of process on such party.

15. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Parties hereto and any attempt to do so shall be void, except for assignments and transfers by operation of any laws. Subject to the preceding sentence and Section 17 hereof, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

17. Third Party Beneficiaries. Each Party acknowledges and agrees that the Company Related Parties and the Ayelet Related Parties are express third party beneficiaries of the releases of such Related Parties and covenants not to sue such Related Parties contained in Section 4 of this Agreement and are entitled to enforce rights under such section to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third party beneficiaries to this Agreement.

18. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

19. Injunctive Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that in any proceeding seeking specific performance each of the Parties shall waive the defense of adequacy of a remedy at law. Each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

20. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto.  Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CONMED HEALTHCARE MANAGEMENT, INC.

By:	/s/ Richard W. Turner
Name: Richard W. Turner
Title: Chief Executive Officer

AYELET INVESTMENTS LLC

By:	/s/ James H. Desnick
Name: James H. Desnick, M.D.
Title: Chief Executive Officer

AYELET MERGER SUBSIDIARY, INC.

By:	/s/ James H. Desnick
Name: James H. Desnick, M.D.
Title: Chief Executive Officer

By:	/s/ James H. Desnick
Name: James H. Desnick, M.D.

  Exhibit A

Company Wire Instructions

  Exhibit B

Form of Press Release

Conmed Healthcare Management, Inc. Terminates Merger Agreement with Ayelet Investments LLC

Hanover, Md. -- (BUSINESS WIRE) — November 16, 2011 -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county and municipal detention centers (“Conmed”), announced today that it has entered into an Agreement and Release with Ayelet Investments LLC, Ayelet Merger Subsidiary, Inc. and James H. Desnick, (collectively, the “Purchasers”) which terminates the Merger Agreement entered into between the Company and the Purchasers on July 11, 2011, as the same was subsequently amended, and the related Limited Guarantee.

As previously disclosed, the Purchasers had informed the Company that they no longer in good faith believed that they would be able to complete a financing substantially in accordance with their previously executed financing commitment letters. The Purchasers were unable to secure such necessary financing, and, as a result thereof, the Merger Agreement has been terminated.

As a result of the termination of the Merger Agreement, and in accordance with the terms of the Merger Agreement, the Purchasers have agreed to promptly pay the Company a termination fee equal to $2,290,650 and the Merger Agreement and all related transaction documents will terminate as provided in the Agreement and Release.

“As a full-service provider of correctional healthcare services to county and municipal detention centers in 40 counties across eight states, Conmed is a solid company that benefits from the leadership and experience of our cohesive management team,” said Richard Turner, Chairman and Chief Executive Officer.

“As we conclude this year and look forward to 2012, we believe that there are many opportunities to expand our footprint and to continue to execute on our growth strategy, while remaining focused on and building upon our mission of providing cost-efficient healthcare services to our clients.  We will also remain committed to building value for our shareholders,” Dr. Turner concluded.

About Conmed
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in eight states, including Arizona, Kansas, Maryland, New Jersey, Oregon, Tennessee, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Forward Looking Statements

This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation: potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Ayelet transaction; unexpected costs or expenses resulting from the proposed Ayelet transaction; litigation or adverse judgments relating to the proposed Ayelet transaction; risks relating to the consummation of the contemplated Ayelet transaction, including the risk that the required stockholder approval might not be obtained in a timely manner or at all, or that other closing conditions will not be satisfied; other factors not currently anticipated by management which may materially and adversely affect the closing of the Ayelet transaction; the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third-party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; investigation and auditing of our contracts by government agencies; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influence of certain stockholders; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
In-Site Communications, Inc.
Lisa Wilson, 212-452-2793
lwilson@insitecony.com